EXHIBIT 11
             STIFEL FINANCIAL CORP. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS PER SHARE
            (In Thousands, Except Per Share Amounts)
                           (UNAUDITED)

                                                 Three Months Ended
                                           June 28, 1996     June 30, 1995
                                                    Fully             Fully
                                          Primary  Diluted  Primary  Diluted

Net income                                 $1,361   $1,361   $  348   $  348
After-tax interest savings assuming
  Conversion of Senior Convertible
  Notes (1)                                   - -      172      - -      170
                                           ------   ------   ------   ------
Net income adjusted for after-tax
  interest savings                         $1,361   $1,533   $  348   $  518
                                           ======   ======   ======   ======
Average number of common shares
  outstanding during the period             4,470    4,470    4,410    4,410
Additional shares assuming exercise of
  stock options (2)                            82      103       52       75
Additional Shares assuming conversion of
  Senior Convertible Notes (3)                - -    1,350      - -    1,350
                                            -----    -----    -----    -----
Average number of common shares used to
  calculate earnings per share              4,552    5,923    4,462    5,835
                                            =====    =====    =====    =====
Net earnings per share                      $0.30    $0.26    $0.08    $0.08(4)
                                            =====    =====    =====    =====

                                                  Six Months Ended
                                           June 28, 1996     June 30, 1995
                                                    Fully             Fully
                                          Primary  Diluted  Primary  Diluted

Net income                                 $1,511   $1,511   $  164   $  164
After-tax interest savings assuming
  conversion of Senior Convertible
  Notes (1)                                   - -      343      - -      337
                                           ------   ------   ------   ------
Net income adjusted for after-tax
  interest savings                         $1,511   $1,854   $  164   $  501
                                           ======   ======   ======   ======
Average number of common shares
  outstanding during the period             4,456    4,456    4,396    4,396
Additional shares assuming exercise of
  stock options (2)                            67      103       54       74
Additional Shares assuming conversion of
  Senior Convertible Notes (3)                - -    1,350      - -    1,350
                                            -----    -----    -----    -----
Average number of common shares
  used to calculate earnings per share      4,523    5,909    4,450    5,820
                                            =====    =====    =====    =====
Net earnings per share                      $0.33    $0.31    $0.04    $0.04(4)
                                            =====    =====    =====    =====
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(1)      Represents the after-tax interest savings resulting from
   assumed  conversion of $10,000,000 aggregate principal  11.25%
   Senior Convertible Notes.
(2)      Represents the number of shares of common stock issuable
   on  the  exercise of dilutive employee stock options less  the number  of  shares  of  common stock  which  could  have  been purchased with the proceeds from the exercise of such  options and  assumed  purchases  of  stock  from  the  Employee  Stock
   Purchase   Plan  (ESPP).   For  primary  earnings  per   share
   computations, these purchases were assumed to have  been  made at  the  average market price of the common stock  during  the period  or  that part of the period for which the  option  was outstanding or shares assumed purchased through the ESPP.  For fully diluted earnings per share computations, these purchases were  assumed to have been made at the greater of  the  market price  of the common stock at the end of the period or average market  price  of the common stock during the period  or  that part  of  the  period for which the option was outstanding  or shares assumed purchased through the ESPP.
 (3)     Represents the number of shares of common stock issuable
   upon  conversion  of  $10,000,000 aggregate  principal  11.25%
   Senior Convertible Notes at a conversion price of $7.4059  per share.
(4)Net  fully  diluted earnings per share computes to  $0.09  and
   $0.09  for  three months and six months ended June  30,  1995,
   respectively.   Since these are anti-dilutive,  fully  diluted
   earnings per share is equivalent to primary earnings per share.